UNITED STATES
                     SECURITIES AND EXCHANGE COMMISION
                           Washington, DC  20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       March, 8, 2013

                        George Risk Industries, Inc.
                        ----------------------------
           (Exact name of registrant as specified in its charter)

            Colorado            000-05378           84-0524756
          -----------         -------------       ---------------
        (State or other        (Commission         (IRS Employer
        jurisiction of         File Number)      Identification No.)
         incorporation)

               802 S. Elm St.
               Kimball, NE                             69145
              ----------------                        --------
   (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:  308-235-4645

                               Not Applicable
                             ------------------
           (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICER;
            ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On Wednesday, February 27, 2013, George Risk Industries, Inc. (the Company) lost its President and Chairman of the Board, Ken Risk, to cancer.

On March 5, 2013, the Company's Board of Directors elected Stephanie Risk-McElroy, already a member of the Board of Directors and the Chief Financial Officer, to serve as President and Chairman of the Board. Stephanie will continue to serve as the Chief Financial Officer. Bonnie Risk was also elected to serve on the Board of Directors.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits:

99.1 George Risk Industries, Inc. Press Release, dated March 8, 2013, entitled "George Risk Industries Announces Stephanie Risk-McElroy as President Following the Death of Ken R. Risk".

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  03-08-2013		   By:  /s/  Stephanie M. Risk-McElroy
                                   Stephanie M. Risk-McElroy
                                   President and Chief Executive Officer

                               EXHIBIT INDEX
                               -------------


Exhibit No.         Description
-----------         -----------
   99.1             Press Release dated March 8, 2013 entitled "George Risk
                    Industries Announces Stephanie Risk-McElroy as President
                    Following the Death of Ken R. Risk".

EXHIBIT 99.1
------------

PRESS RELEASE
GEORGE RISK INDUSTRIES, INC.

George Risk Industries Announces Stephanie Risk-McElroy as President Following the Death of Ken R. Risk

KIMBALL, NE - MARCH 8, 2013 -- George Risk Industries Inc., (GRI) is deeply saddened to announce the death of Kenneth R. Risk. Ken passed away February 27, 2013 after a brief battle with pancreatic cancer at the age of 64.

Upon the death of his father George Risk in 1989, Ken assumed the duties of President and CEO of GRI amid a hostile takeover. In 1989 GRI employed about 75 people and today employs more than 150 at facilities in Kimball and Gering, NE with annual sales in excess of $10,000,000

Ken believed in commerce and community, running several successful businesses during his life. He was very involved with various organizations on state and local levels. He was an avid supporter of the Tom & Nancy Osborne Teammates mentoring program serving on the Program Board from 2003 to 2009, the Foundation Board from 2008 to the present, and the Kimball Teammates Board of Directors. Ken served on the Nebraska Aeronautics Board of Directors from 1999 to present and the Kimball County Aeronautics Board of Directors from 2000 to present. He was an active pilot with over 8,000 hours flying time. In 1998 he served on the Board of Directors for Greater Nebraska Workforce and during the summer of 2012 he accompanied Nebraska Governor Heineman to China on a trade commission trip.

On March 5, 2013, GRI's Board of Directors elected Stephanie Risk-McElroy, already a member of the Board of Directors and the Chief Financial Officer, to serve as President and Chairman of the Board. Stephanie will continue to serve as Chief Financial Officer. In addition Bonnie Risk, Ken Risk's wife, was elected to the Board of Directors.

Stephanie, the daughter of Ken Risk, graduated in 1994 from Hastings College with a Bachelor of Science degree in Business with an emphasis in accounting. She became CFO of GRI in 1999. For the last 14 years Stephanie has worked closely with Ken and the rest of the GRI management team so she is knowledge-able in all aspects of the manufacturing facility, especially the bottom line. It is her hope to continue running the company as it has been done in the past, to keep it profitable and to continue selling quality American Made Products and offer the great customer service that GRI is known for.

The Board of Directors and employees of GRI are confident in Stephanie's abilities to lead the company into the next generation and are grateful for her decision (in her father's words) to keep the company running "business as usual"

Contact:        Stephanie Risk-McElroy
Phone:		308-235-4645
Email:		gricfo@embarqmail.com